UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2004

HOST MARRIOTT, L.P.

(Exact name of registrant as specified in its charter)

Delaware	000-25087	52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2004, Host Marriott, L.P. adopted an amendment and restatement of the Host Marriott, L.P. Executive Deferred Compensation Plan (the “Executive Plan”) and approved entering into a model trust agreement with T. Rowe Price Trust Company in order to establish a “rabbi” trust for purposes of the Executive Plan. The Executive Plan is a non-qualified deferred compensation plan pursuant to which participants may elect to defer receipt of compensation. The Executive Plan was amended and restated to comply with the requirements of new Section 409A of the Internal Revenue Code and to limit eligibility to participate to only executives at the senior vice president level and above, which includes executive officers.

On December 31, 2004, Host Marriott Corporation adopted an amendment and restatement of the Host Marriott Corporation Non-Employee Directors’ Deferred Stock Compensation Plan (the “Directors’ Plan”). The Directors’ Plan is a non-qualified deferred compensation plan pursuant to which participants may elect to defer receipt of compensation. The Directors’ Plan was amended and restated to comply with the requirements of new Section 409A of the Internal Revenue Code and to eliminate cash investment options. All fees deferred under the Directors’ Plan will be deemed invested in stock equivalent units.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith.

Exhibit Number	Description

10.1	Host Marriott Corporation Non-Employee Directors’ Deferred Stock Compensation Plan

10.2	Host Marriott, L.P. Executive Deferred Compensation Plan

10.3	Model Trust Agreement

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOST MARRIOTT, L.P.

		By:	HOST MARRIOTT CORPORATION its general partner

Date	January 6, 2005	/s/ LARRY K. HARVEY
Larry K. Harvey Senior Vice President and
Corporate Controller